UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

DOLPHIN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-38331	86-0787790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (305) 774 -0407

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of matters to a vote of security holders.

On November 4, 2026, the Company held its annual meeting of shareholders (the “Annual Meeting”). A total of 14,205,401 votes of the Company’s voting capital stock were present or represented by proxy at the Annual Meeting, representing approximately seventy and one half percent (70.5%) of the votes entitled to be cast by the Company’s shareholders as of September 15, 2026, the record date for the Annual Meeting.

At the Annual Meeting, two (2) proposals were submitted for a vote of the Company’s shareholders and the related results are as follows:

Proposal No. 1: The election of William O’Dowd, IV, Mirta Negrini, Michael Espensen, Nelson Famadas, Hilarie Bass, Nicholas Stanham and Claudia Grillo for terms until the next succeeding annual meeting of shareholders or until such director’s successor shall have been duly elected and qualified. The shareholders elected the seven (7) directors by the following votes:

Name	For	Withheld	Broker Non-Votes
William O’Dowd, IV	10,361,805	301,396	3,542,200
Mirta Negrini	10,359,771	303,430	3,542,200
Michael Espensen	10,091,814	571,387	3,542,200
Nelson Famadas	10,172,742	490,459	3,542,200
Hilarie Bass	10,432,176	231,025	3,542,200
Nicholas Stanham	10,172,742	490,459	3,542,200
Claudia Grillo	10,463,277	199,924	3,542,200

Proposal No. 2: The shareholders ratified Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2026, by the following votes:

Votes For	14,148,914
Votes Against	8,550
Abstentions	47,937

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: November 5, 2026	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial Officer